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                                                                    EXHIBIT 99.8
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                    COLT 200_-__ PULL AHEAD FUNDING AGREEMENT

                                     BETWEEN

                        CENTRAL ORIGINATING LEASE TRUST,

                     GENERAL MOTORS ACCEPTANCE CORPORATION,
                               AS AGENT ON BEHALF
                          OF GENERAL MOTORS CORPORATION

                                       AND

                               __________________,

                            AS COLT INDENTURE TRUSTEE

                              DATED AS OF___, 200_

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                     COLT 200- PULL AHEAD FUNDING AGREEMENT

      THIS COLT 200_-__ PULL AHEAD FUNDING AGREEMENT, dated as of ______, 200_, between CENTRAL ORIGINATING LEASE TRUST, a Delaware statutory trust ("COLT"), GENERAL MOTORS ACCEPTANCE CORPORATION ("GMAC"), a Delaware corporation, as agent on behalf of General Motors Corporation ("General Motors"), and _______, ______________, as COLT Indenture Trustee (the "COLT Indenture Trustee").

      WHEREAS, COLT, GMAC, in its capacity as Servicer, and the COLT Indenture Trustee are parties to a COLT Servicing Agreement, dated as of the date hereof (the "COLT Servicing Agreement"), which provides for the servicing of the Series 200_-__ Lease Assets;

      WHEREAS, GMAC, in its capacity as agent for General Motors, or General Motors may from time to time institute a Pull Ahead Program with respect to a portion of the Series 200_-__ Lease Assets; and

      WHEREAS, the parties hereto desire to enter into this Agreement to provide for the payment of the Pull Ahead Payment with respect to any Pull Ahead Program by GMAC;

      NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.01 Definitions. Capitalized terms used in this Agreement are defined in and shall have the meanings assigned to them in Part I of Exhibit A to the COLT Servicing Agreement, or if not defined therein, shall have the meanings assigned to them in Part I of Exhibit I to the Third Amended and Restated Declaration of Trust, dated as of the date hereof (the "Declaration"), by Deutsche Bank Trust Company Delaware, as COLT Owner Trustee, and acknowledged, accepted and agreed to by Central Originating Lease, LLC, as Residual Certificateholder, and GMAC. All references herein to "this Agreement" are to this Pull Ahead Funding Agreement as it may be amended, supplemented or otherwise modified from time to time.

                                   ARTICLE II
                               PULL AHEAD PAYMENT

      SECTION 2.01 Agreement of GMAC Regarding Pull Ahead Lease Assets. If either GMAC, in its capacity as agent for General Motors, or General Motors, institutes a Pull Ahead Program with respect to any Series 200_-__ Lease Asset, such Series 200_-__ Lease Asset shall become a Pull Ahead Lease Asset as of the end of any Collection Period during which the related Lessee elected to terminate the related Program Lease prior to its Scheduled Lease End Date by delivery of the related Vehicle pursuant to such Pull Ahead Program; provided, however, that no

                                               COLT Pull Ahead Funding Agreement
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Lessee under a Series 200_-__ Lease shall be permitted to participate in any
Pull Ahead Program unless such Lessee has paid all amounts due and payable by the Lessee under such Series 200_-__ Lease on or before the date of such Lessee's election to terminate such Series 200_-__ Lease (other than Excess Wear and Excess Mileage charges, which shall be charged to such Lessee to the extent applicable in accordance with such Series 200_-__ Lease and the Servicer's Customary Servicing Practices). On the second Business Day of the Collection Period following any such Collection Period in which an early termination of a Series 200_-__ Lease pursuant to a Pull Ahead Program has occurred, or if the Monthly Remittance Condition is satisfied, on the third Business Day preceding the related Payment Date, GMAC, in its capacity as agent for General Motors, shall pay to the Servicer for deposit into the Collection Account, an amount equal to the Pull Ahead Payment with respect to such Pull Ahead Lease Asset. Pursuant to Section 2.02(b) of the COLT Servicing Agreement, the Servicer shall obtain the full amount of such Pull Ahead Payment from GMAC in lieu of remaining Monthly Lease Payments from the related Lessee with respect to a Pull Ahead Lease Asset and deposit it in the Collection Account at the time and in the manner required by Section 3.04 of the COLT Servicing Agreement. Following the payment of the Pull Ahead Payment with respect to any Pull Ahead Lease Asset, the Servicer shall charge the related Lessee any applicable Excess Wear and Excess Mileage Charges in accordance with the related Program Lease, and the Servicer shall deposit any amounts received from the related Lessee on account thereof into the Collection Account in accordance with Section 3.04 of the COLT Servicing Agreement.

                                  ARTICLE III
                            MISCELLANEOUS PROVISIONS

      SECTION 3.01 Amendment.

      (a) This Agreement may be amended by GMAC, COLT and the COLT Indenture Trustee without the consent of any of the COLT 200_-__ Certificateholders or the COLT 200_-__ Secured Noteholders (i) to cure any ambiguity, (ii) to correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision of this Agreement, (iii) to add or supplement any provisions for the benefit of the COLT 200_-__ Secured Noteholders, (iv) to add to the covenants, restrictions or obligations of GMAC or (v) subject to the satisfaction of the Approval Condition, to add, change or eliminate any other provision of this Agreement in any manner that shall not, adversely affect in any material respect the interests of the COLT 200_-__ Secured Noteholders.

      (b) This Agreement may also be amended from time to time, subject to the satisfaction of the Approval Condition, by GMAC, COLT and the COLT Indenture Trustee with the consent of the holders of a majority of the then outstanding principal amount of the COLT 200_-__ Secured Notes, which consent, whether given pursuant to this Section 3.01(b) or pursuant to any other provision herein, shall be conclusive and binding on such Persons and on all future holders of COLT 200_-__ Certificates and COLT 200_-__ Secured Notes, for the purpose of adding any provisions to this Agreement or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the COLT 200_-___ Certificateholders or COLT 200_-__ Secured Noteholders in the Series 200_-__ Lease Assets.

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      (c) Prior to the execution of any amendment or consent pursuant to Section
3.01(a) or (b), the COLT Indenture Trustee shall furnish written notice of the substance of such amendment to the Rating Agencies.

      (d) Promptly after the execution of any amendment or consent pursuant to
Section 3.01(a) or (b), the COLT Indenture Trustee shall furnish a copy of such amendment or consent to each COLT 200_-__ Secured Noteholder and each Rating Agency.

      (e) It shall not be necessary for the consent of the COLT 200_-__ Secured Noteholders pursuant to Section 3.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of COLT 200_-__ Secured Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by the COLT 200_-__ Secured Noteholders shall be subject to such reasonable requirements as the COLT Indenture Trustee may prescribe, including the establishment of record dates.

      (f) Prior to the execution of any amendment to this Agreement, the COLT Indenture Trustee and the COLT Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Section 3.01. The COLT Indenture Trustee and the COLT Owner Trustee, may, but shall not be obligated to, enter into any such amendment which affects such trustee's own rights, duties or immunities under this Agreement or otherwise.

      SECTION 3.02 Termination of Agreement. This Agreement shall, except as otherwise provided herein, terminate upon the earliest of: (a) the termination of COLT pursuant to Article VI of the Declaration; or (b) the mutual written determination of the parties hereto.

      SECTION 3.03 Notices. All demands, notices and communications upon or to GMAC, COLT, the COLT Indenture Trustee or the COLT Owner Trustee on behalf of COLT under this Agreement shall be as specified in Part III of Exhibit A to the COLT Servicing Agreement.

      SECTION 3.04 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      SECTION 3.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      SECTION 3.06 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon and enforceable by the parties hereto, the COLT Owner Trustee, the COLT

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200_-__ Certificateholder, the COLT 200_-__ Secured Noteholders, CARAT and their respective successors and permitted assigns. Except as otherwise provided in this Article III, no other Person shall have any right or obligation hereunder.

      SECTION 3.07 Headings. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

      SECTION 3.08 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto, and all such provisions shall inure to the benefit of COLT.

      SECTION 3.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

      SECTION 3.10 Rights Cumulative. All rights and remedies from time to time conferred upon or reserved to COLT, the COLT Owner Trustee, and the COLT Indenture Trustee on behalf of COLT, the Series 200_-__ Further Holders, or the Servicer or to any or all of the foregoing are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

      SECTION 3.11 Further Assurances. Each party will do such acts, and execute and deliver to any other party such additional documents or instruments as may be reasonably requested in order to effect the purposes of this Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

      SECTION 3.12 No Waiver. No waiver by any party hereto of any one or more defaults by any other party or parties in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law, in equity or otherwise.

      SECTION 3.13 No Bankruptcy Petition. GMAC, as agent for General Motors, and the COLT Indenture Trustee hereby covenant and agree that prior to the date which is one year and one day after the payment in full of all Secured Notes, it shall not institute against, or join any other Person in instituting against, COLT any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the bankruptcy or similar laws of the United States or any state of the United States. This Section shall survive the termination of this Agreement.

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      SECTION 3.14 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Deutsche Bank Trust Company Delaware, not individually or personally but solely as owner trustee of COLT, (b) each of the representations, undertakings and agreements herein made on the part of COLT is made and intended not as a personal representation, undertaking or agreement by Deutsche Bank Trust Company Delaware but is made and intended for the purpose of binding only COLT, and (c) under no circumstances shall Deutsche Bank Trust Company Delaware be personally liable for the payment of any indebtedness or expenses of COLT or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by COLT under this Agreement or the other COLT 200_-__ Basic Documents.

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

                                   CENTRAL ORIGINATING LEASE TRUST

                                       By: DEUTSCHE BANK TRUST COMPANY DELAWARE,
                                       not in its individual capacity but solely
                                       as COLT Owner Trustee

                                       By:______________________________________
                                       Name:
                                       Title:

                                       GENERAL MOTORS ACCEPTANCE
                                       CORPORATION

                                       By:______________________________________
                                       Name:
                                       Title:

                                       _________________, as COLT Indenture
                                       Trustee

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                               COLT Pull Ahead Funding Agreement